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                                                                      Exhibit 23


               Consent of Independent Certified Public Accountants



The Trustees
Western Properties Trust:


We consent to incorporation by reference in the registration statement
(No. 33-71270) on Form S-3/A, the registration statement (No. 333-32721) on Form S-3, the registration statement (No. 33-27016) on Form S-8, and the registration statement (No. 33-60777) on Form S-8 of Western Properties Trust of our report dated February 8, 2000; relating to the consolidated balance sheets of Western Properties Trust as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which report appears in the December 31, 1999, annual report on Form 10-K of Western Properties Trust.

                                          KPMG LLP

San Francisco, California
February 8, 2000